UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 7, 2006

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement.

On February 7, 2006, the Compensation Committee of the Board of Directors of The DIRECTV Group, Inc. (the “Company”) approved 2006 base salaries for the Company’s named executive officers, cash bonuses for 2005 pursuant to the Company’s Executive Officer Cash Bonus Plan (“Bonus Plan”) and grants of restricted stock units for 2006 pursuant to the Company’s 2004 Stock Plan (“2004 Stock Plan”), as follows:

Name and Position of
Executive Officer	Base Salary	Cash Bonus	Restricted Stock Unit
with the Company	for 2006	for 2005	Grant for 2006

Chase Carey,
President and Chief Executive Officer	$2,151,000	$2.958,000	—

Bruce Churchill,
Executive Vice President;
President and Chief Executive Officer
of DIRECTV Latin America, LLC	1,024,000	950,000	60,000

Patrick Doyle,
Senior Vice President,
Treasurer and Controller	412,000	225,000	30,000

Larry Hunter,
Executive Vice President,
Legal and Human Resources,
General Counsel and Secretary	700,000	420,000	55,000

Michael Palkovic
Executive Vice President and
Chief Financial Officer	700,000	400,000	55,000

Romulo Pontual,
Executive Vice President and
Chief Technology Officer	750,000	350,000	45,000

The increase in base salary for each executive officer was approximately equal to the annualized percentage increase in cost of living in the New York City area (3.6%) in 2005, except that Mr. Doyle received a 4.4% increase in recognition of an expansion of his responsibilities in the Company during 2005.  In establishing the cash bonus payment to each executive officer, the Compensation Committee first determined and certified, pursuant to the terms of the Bonus Plan, that the performance target for 2005 was satisfied, so that the maximum bonus under the Bonus Plan of $5 million per executive officer could have been paid.  The Compensation Committee exercised its discretion in establishing the amounts of individual bonus awards for each executive officer with each final bonus for 2005 being less than the maximum.  The Compensation Committee took into consideration, among other things, the financial and operating performance of the Company in 2005, and reports from an independent compensation consultant.

In the case of Mr. Carey, no new grant of restricted stock units was made, as his 2004 restricted stock unit award was anticipated to be the only such award for the four year term of his employment agreement.

In addition, Mr. Carey’s base salary for 2006 and cash bonus for 2005 were separately reviewed and approved by the Board of Directors, based on the recommendation of the Compensation Committee.  The Compensation Committee and the Board of Directors determined that Mr. Carey should be paid 95% of his target bonus under his employment agreement, which was the level at which the Company’s cash bonus plan for employees generally was funded.

The Compensation Committee also determined that, for the 2003-2005 performance period under the Company’s Long-Term Achievement Plan, in accordance with the performance metrics established for such period, the payout would be at 40.0% of the target share awards granted in 2003 to each remaining participant in such plan.  Accordingly, Messrs. Doyle, Hunter and Palkovic (the only executive officers of the Company currently participating in this plan) will receive cash payments of $110,200, $152,900 and $52,800, respectively.  The Long-Term Achievement Plan has terminated in accordance with its terms, and no additional awards will be made under this plan in the future.

With respect to the performance goals for restricted stock units granted to all the executive officers in 2004, the Compensation Committee determined that, for the second year of the three year performance period for all executive officers other than Mr. Carey, the Company achieved slightly in excess of the performance targets established by the Compensation Committee in 2004 (1.168).  This amount will be averaged with the performance in 2004 (previously established at 1.019) and 2006, to determine the adjustment factor to be multiplied by the restricted stock units granted to each such executive officer in 2004, to establish the number of shares to be issued (or cash equivalent to be paid) to each such executive officer at the end of the three year performance period.  Similarly, with respect to the performance goals for restricted stock units granted in 2005 to executive officers, other than Mr. Carey, the Compensation Committee determined that, for the first year of the three year performance period, the Company achieved slightly in excess of the performance targets established by the Compensation Committee in 2005 (1.02).  This amount will be averaged with the performance in 2006 and 2007, to determine the adjustment factor to be used in a similar manner to the adjustment factor for restricted stock units granted in 2004, as described above.  In each case, the Compensation Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the 2004 Stock Plan, and in no event may the adjustment factor for the entire performance period exceed 1.000.  In the case of Mr. Carey, the Compensation Committee deferred the decision on the calculation of the adjustment factor for his respective restricted stock unit awards for the four year performance period ending December 31, 2007 in accordance with his employment agreement and the related restricted stock unit award agreement.

The Compensation Committee established performance goals under the 2004 Stock Plan for the restricted stock units awarded for 2006, which are based on achievement of certain targets over the three year period from January 1, 2006 through December 31, 2008.  These goals relate to the following items: net annual subscriber growth; average annual churn; average annual ARPU growth; average annual SAC; and margin improvement for the three year performance period.  The Compensation Committee also established the performance target for determination of the maximum tax-deductible amount payable to any executive officer in calendar year 2006 under the Bonus Plan, which is to be based on cash flow of DIRECTV US, subject to certain adjustments.  The Compensation Committee believes that the specific performance targets for awards under each of the 2004 Stock Plan and the Bonus Plan constitute confidential business information, the disclosure of which could adversely affect the Company.

Attached as Exhibits 10.1 and 10.2 and incorporated herein by reference are the Terms and Conditions of the restricted stock unit awards to independent directors and to applicable executive officers, respectively, for 2006.  The description of each such document in this report is qualified in its entirety by reference to the applicable document.  Reference is also made to the Bonus Plan and to the 2004 Stock Plan, previously filed with the SEC on April 16, 2004 as exhibits to the Company’s Definitive Proxy Statement on Schedule 14A.

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2006, the Board of Directors of the Company appointed Ms. Nancy Newcomb as a Class II director to fill the vacancy on its Board of Directors created by the resignation in December 2004 of Eddy W. Hartenstein.  The Nominating and Corporate Governance Committee and the Board of Directors have determined, based upon information provided by Ms. Newcomb and Company’s management, that Ms. Newcomb is an independent director, and she has been appointed to serve on the Audit Committee of the Board.  Ms. Newcomb has not engaged in, or otherwise been connected to, any transaction with the Company or its affiliates that would require disclosure pursuant to Item 404(a) of Regulation S-K as promulgated under the Securities Act of 1933, as amended.

On February 7, 2006, the Company issued a press release relating to Ms. Newcomb’s appointment.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 8.01.  Other Events.

On February 7, 2006, the Company’s Board of Directors approved a stock purchase program.  Under the program, the Company is authorized to acquire from time to time up to $3 billion of the Company’s outstanding shares of common stock.  The repurchases are to be made in the open market or through negotiated transactions.  The timing, amount and nature of such transactions, whether open market or negotiated, will depend on a variety of factors, including market conditions.  The program may be suspended, discontinued or accelerated at any time.

The preceding paragraph contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in such forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.  The Company disclaims any obligation to update any forward-looking statements contained herein.

ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1                           Terms and Conditions of restricted stock unit awards to independent directors.

10.2                           Terms and Conditions of restricted stock unit awards to applicable executive officers.

99.1                           Press Release, dated February 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: February 10, 2006	By:	/s/ LARRY D. HUNTER
	Name:	Larry D. Hunter
	Title:	Executive Vice President, Legal and Human Resources,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Terms and Conditions of restricted stock unit awards to independent directors.
10.2	Terms and Conditions of restricted stock unit awards to applicable executive officers.
99.1	Press Release, dated February 7, 2006